UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2022, the Company announced new executive leadership assignments for key senior executives. Daniel G. Queenan, who most recently served as CEO, Advisory Services, has assumed the responsibilities of CEO, Real Estate Investments (“REI”). Michael J. Lafitte, who most recently held dual roles as CEO of both REI and Trammell Crow Company (“TCC”), will now focus on his TCC CEO responsibilities and has also assumed oversight of the Company’s Client Care program. John E. Durburg, who most recently served as CEO, Global Workplace Solutions (“GWS”) has assumed the responsibilities of CEO, Advisory Services. Chandra Dhandapani, who most recently served as COO of GWS and Chief Transformation Officer for the entire CBRE enterprise, has assumed the responsibilities of CEO, GWS.

In connection with her promotion to CEO, GWS, Ms. Dhandapani’s equity award target for 2022 was increased by $750,000. To implement this change, the Compensation Committee of the Board granted to Ms. Dhandapani an incremental equity award of approximately $466,438, representing the pro-rated portion of the $750,000 increase for 2022, split equally between a time-vesting award and adjusted EPS award.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2022.

(b)	The voting results from the Annual Meeting were as follows:

1.

Each of the following 10 directors was elected to our Board of Directors, to serve until the next annual meeting of stockholders in 2023 or until their respective successors are elected and qualified. Each director received the number of votes set forth below. For each director, there were 8,763,918 broker non-votes.

Name	For	Against	Abstain
Brandon B. Boze	282,048,357	3,192,112	340,410
Beth F. Cobert	275,825,777	9,419,636	335,466
Reginald H. Gilyard	266,773,435	18,468,341	339,103
Shira D. Goodman	195,042,273	86,181,614	4,356,992
Christopher T. Jenny	201,344,376	79,874,526	4,361,977
Gerardo I. Lopez	265,817,988	19,427,587	335,304
Susan Meaney	284,947,122	300,028	333,729
Oscar Munoz	281,737,402	3,509,011	334,466
Robert E. Sulentic	283,678,401	1,480,225	422,253
Sanjiv Yajnik	200,731,187	80,482,883	4,366,809

2.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022 was approved by a vote of 289,643,375 shares in favor, 4,425,359 shares against and 276,063 shares abstaining. There were no broker non-votes on this proposal.

3.

The advisory approval of named executive officer compensation for the fiscal year ended December 31, 2021 was approved by a vote of 269,318,955 shares in favor, 15,885,388 shares against and 376,536 shares abstaining. There were 8,763,918 broker non-votes on this proposal.

4.

The Amended and Restated 2019 Equity Incentive Plan was approved by a vote of 272,276,314 shares in favor, 12,911,551 shares against and 393,014 shares abstaining. There were 8,763,918 broker non-votes on this proposal.

5.

The stockholder proposal regarding the stock ownership threshold necessary for our stockholders to call special stockholders meetings was not approved. This stockholder proposal received a vote of 94,684,727 shares in favor, 190,613,374 shares against and 282,778 shares abstaining. There were 8,763,918 broker non-votes on this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022	CBRE GROUP, INC.

	By:	/s/ MADELEINE G. BARBER
Madeleine G. Barber
Deputy Chief Financial Officer and Chief Accounting Officer